UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 17, 2014

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  As previously reported in the proxy materials for its 2014 Annual Meeting of Stockholders held on June 17, Progenics' Board of Directors previously approved, subject to stockholder approval, and its stockholders approved at the Annual Meeting, amendment of the Company's 2005 Stock Incentive Plan to extend its expiration date to March 25, 2024 and increase the number of common shares available for issuance from 10,450,000 to 11,450,000.  A copy of the Plan is filed as Exhibit 10.1 hereto and is incorporated into this Item 5.02 by this reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, stockholders voted on (i) the election of directors; (ii) an advisory vote on the compensation of the Company's named executive officers, (iii) amendment of the 2005 Stock Incentive Plan as described above, and (iv) ratification of the Board of Directors' selection of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014. The number of votes cast for and against, and abstentions and broker non-votes with respect to each matter are set forth below.

	For	Against	Abstain	Broker Non-Votes
1. Election of Directors				15,913,841
Mark R. Baker	35,399,892	418,755	46,327
Peter J. Crowley	33,897,398	1,928,149	39,427
Karen J. Ferrante	35,644,137	180,859	39,978
Michael D. Kishbauch	35,433,840	391,257	39,877
Paul J. Maddon	35,391,009	434,138	39,827
David A. Scheinberg	35,407,416	418,131	39,427
Nicole S. Williams	35,169,358	654,929	40,687

2. Advisory vote on compensation of named executive officers	35,573,514	257,973	33,487	15,913,841

3. Stock Incentive Plan amendment	35,182,109	651,746	31,119	15,913,841

4. Ratification of selection of Ernst & Young LLP	51,631,912	118,169	28,734	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	2005 Stock Incentive Plan, as amended effective June 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Vice President - Finance & Treasurer
(Principal Financial and Accounting Officer)

Date:  June 18, 2014